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Exhibit 10.19

COPY

Investment Banking and Market Making Agreement

    This Agreement is made as of this 9th day of October, 2000 by and between Zeros & Ones, Inc., a Nevada Corporation ("Company" or "Zeros & Ones") and iBank Group, Inc., a California Corporation, ("Advisor").

    WHEREAS, the Company requires expertise and services in the area of investment banking and market making to support it's business and growth and desires to engage Advisor to provide such services and specifically to introduce the Company to qualified investors who may be interested in making an equity investment in the Company and in providing an efficient market for the Company's publicly traded common stock; and

    WHEREAS, Advisor, through its principals, agents and employees, has certain expertise in the area of investment banking, which Advisor has agreed to provide to the Company; and

    WHEREAS, Advisor is a licensed deal broker and is able and willing to make a market in the Company's publicly traded shares of common stock;

    NOW, THEREFORE, in consideration of the premise and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1.  Appointment of Advisor

    The Company hereby appoints Advisor, and Advisor agrees to represent the Company, as its non-exclusive financial advisor to assist the Company in arranging for future equity financing of the Company. Advisor shall have the right during the term of this agreement to represent to the public that it is a financial advisor to the Company. Notwithstanding anything in this agreement to the contrary, company shall have the absolute right to accept or reject any equity financing and/or any potential equity investor proposed by Advisor, for any reason or for no reason, in the absolute and sole discretion of Company.

2.  Advisor's Rights and Duties

(a)
Advisor shall use its best efforts to introduce the Company to possible finance sources.

(b)
Advisor shall use its best efforts to assist the Company in structuring and procuring future equity financing for the Company.

(c)
To perform its duties hereunder, Advisor may perform valuation analyses of the Company, all required due diligence, and to make presentations regarding the Company to potential investors, coordinate visits of potential investors with the Company, and upon the specific request of the Company on a case-by-case basis to assist the Company in negotiations with such parties as the Company deems necessary.

(d)
Advisor shall use it best efforts to actively make a market in the Company's publicly traded common shares of stock, and shall use its best efforts to give Company full market making support in active support of the Company's goal of making a successful application for its shares to be traded on NASDAQ small or large cap exchanges, or on the AMEX, as determined by the Company in its sole discretion.

3.  Company Information

    In connection with Advisor's performance of its duties hereunder, the Company shall (i) provide Advisor, on a timely basis, all information reasonably requested by Advisor, and (ii) make its officers and professionals available to Advisor and such third parties as Advisor shall designate at reasonable times and upon reasonable notice.

4.  Confidential Information

    Advisor acknowledges that, in the course of performing its duties hereunder, it may obtain information relating to the Company, which the Company has marked as confidential ("Confidential Information"). Advisor shall hold at all times, both during the term of this agreement and at all times thereafter, such Confidential Information in the strictest confidence, and shall not use such Confidential Information for any purpose, other than as may be reasonably necessary for the performance of its duties pursuant to this agreement, without the Company's prior written consent. Advisor shall not disclose any Confidential Information to any person or entity, other than to Advisor's employees or consultants as may be reasonably necessary for purposes of performing its duties hereunder, without the Company's prior written consent. The foregoing notwithstanding, the term "Confidential Information" shall not include information which (i) becomes generally available to the public, other than as a result of a breach hereof, (ii) was available on a non-confidential basis prior to its disclosure to Advisor by the Company, or (iii) becomes available to Advisor on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with respect to such information. The foregoing notwithstanding, Advisor may disclose Confidential Information to the extent required by law or regulation, including but not limited to court orders, subpoenas, civil investigative demands and interrogatories provided that advisor shall first give company written notice as promptly as possible of any request for such disclosure.

5.  Compensation

(a)
Advisor shall be issued 80,000 restricted shares of the Company's common stock, which shall vest at the rate of 6,666 shares per month, up to a total of 12 months, for each month that this agreement remains in effect. Advisor agrees not to directly or indirectly "short sell" the shares of the Company.

(b)
Advisor shall receive warrants to purchase 500,000 shares of the Company's common stock at an exercise price equal to 20% above market price, with market price defined as the closing price on the date of this agreement. Said warrants shall have a term of six months from the date of this agreement.

(c)
Advisor shall be paid $15,000 per month for each month that this agreement remains in effect.

(d)
Advisor compensation for making introduction to Company and for facilitating investment in the Company is fully included and covered in the above Section 5.a, 5.b, and 5c. Advisor shall be entitled to no other compensation in any form or for any reason from Company.

6.  Expense Reimbursement

    Advisor shall be responsible for its own expenses, of every and any kind, that arise from this agreement.

7.  Mutual Indemnification for Securities Law Violations

    The Company warrants that during the term of this Agreement the Company will not intentionally make, any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in connection with any memoranda, prospectus or any other public filing or documents to be provided to potential merger candidates, investors or co-underwriters. Advisor warrants that during the term of this Agreement, it will not intentionally make any untrue statements of a material fact or omit to state a material fact required to be stated or necessary to make any statement made not misleading in connection with any memoranda, prospectus or any other public filing or documents to be provided to potential merger candidates, investors or co-underwriters. Each party hereto will indemnify and hold harmless the other party (including each of its directors, officers, employees, partners and agents) with respect to any liability (and actions in respect thereof) incurred by such other party by virtue of the indemnifying party's breach of the foregoing warranties and shall reimburse each indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such liability or action, provided that the indemnifying party shall have the right to control the defense of any claim giving rise to such liability and no such claim shall be settled without the consent of the indemnifying party. The foregoing provisions shall survive termination of this Agreement and any investigation with respect thereto by any party hereto.

8.  Other Engagements

    The Company acknowledges that Advisor is and will be acting as financial advisor to other business enterprises seeking financing or other services normally provided by Advisor and agrees that Advisor's provision of services to such enterprises shall not constitute a breach hereof or of any duty owed to the Company by virtue of this agreement, provided that Advisor shall disclose to Company, in advance, any compensation that Advisor is directly or indirectly receiving from any party introduced to Company by Advisor or with which Company has a relationship that is in any way facilitated by Advisor.

9.  Term

    This agreement is effective upon execution by both parties as provided below and shall continue in effect for one year or until terminated by either party.

10.  Termination

    Either party may terminate this agreement at any time and for any reason, with or without cause, upon the giving 30 days written notice of termination to the other party.

11.  General Provisions

(a)
This agreement shall be governed by and under the laws of the California, USA without giving effect to conflicts of law principles. If any provision hereof is found invalid or unenforceable, that part shall be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this agreement shall remain in full force and effect.

(b)
This agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof. This agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties.

(c)
Any notice or other communication pursuant hereto shall be given to a party at its address first set forth above by (i) personal delivery, (ii) commercial overnight courier with written verification of receipt, or (iii) registered or certified mail. If so mailed or delivered, a notice shall be deemed given on the earlier of the date of actual receipt or three (3) days after the date of authorized delivery.

(d)
This agreement may be executed in counterparts, each one of which shall constitute an original and all of which taken together shall constitute one document. The Company shall confirm that the foregoing is in accordance with its understanding by signing and returning to Advisor the enclosed copy of this agreement, which shall become a binding agreement upon execution by both parties.

  SIGNATURES ONLY APPEAR ON THE NEXT PAGE

    IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first written above.

iBANK GROUP, INC.
By:	/s/ BERNARD ESSER Bernard Esser President
ZEROS & ONES
By:	/s/ ROBERT J. HOLTZ Robert J. Holtz Chairman, President, and Chief Executive Officer

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  Exhibit 10.19
Investment Banking and Market Making Agreement